PRICING SUPPLEMENT NO. 54                                         Rule 424(b)(3)
DATED: February 9, 1999                                      File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:            Floating Rate Notes        Book Entry Notes
$100,000,000                 [x]                        [x]
Original Issue Date:         Fixed Rate Notes           Certificated Notes
February 10, 1999            [_]                        [_]

Maturity Date:               CUSIP#: 073928 HB 2
February 10, 2000
Option to Extend Maturity:   No  [x]
                             Yes [_]   Final Maturity Date:


                                                 Optional         Optional
                         Redemption              Repayment        Repayment
Redeemable On            Price(s)                Date(s)          Price(s)
N/A                      N/A                     N/A              N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Monthly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Monthly

[_]     CMT Rate

Initial Interest Rate: 4.96938%


 Index Maturity:  One Month

 Spread (plus or minus): +0.03%

-----------------------------------------




NYFS04...:\25\22625\0122\2041\SUP2099P.210

*     3/10/99, 4/12/99, 5/10/99, 6/10/99, 7/12/99, 8/10/99,
      9/10/99, 10/11/99, 11/10/99, 12/10/99, 1/10/2000 and
      2/10/2000.

**    3/10/99, 4/12/99, 5/10/99, 6/10/99, 7/12/99, 8/10/99,
      9/10/99, 10/11/99, 11/10/99, 12/10/99, 1/10/2000 and
      2/10/2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.








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